      As filed with the Securities and Exchange Commission on May 31, 1996

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                               ----------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                            SPACETEC IMC CORPORATION
             (Exact name of registrant as specified in its charter)

            Massachusetts                                 04-3116697
    (State or other jurisdiction                       (I.R.S. Employer
          of incorporation)                           Identification No.)


  The Boott Mill, 100 Foot of John Street, Lowell, Massachusetts, 01852-1126 (Address and telephone number of registrant's principal executive offices)

                               ----------------

                  AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                            (Full Title of the Plan)


             DENNIS T. GAIN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           Spacetec IMC Corporation
                    The Boott Mill, 100 Foot of John Street
                             Lowell, Massachusetts
                                  01852-1126
           (Name, address and telephone number of agent for service)

                                with copies to:

                          LYNNETTE C. FALLON, ESQUIRE
                                Palmer & Dodge
                               One Beacon Street
                          Boston, Massachusetts 02108
                                (617) 573-0220

                               ----------------

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------
 Title of each class of securities to    Amount to be         Proposed            Proposed maximum           Amount of
            be registered                 registered      maximum offering        aggregate offering    registration fee
                                                         price per share(1)            price(1)
- ------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value             1,600,000           $17.875                 $28,600,000           $9,862.07
- ------------------------------------------------------------------------------------------------------------------------

 (1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low sale prices on May 23, 1996 as reported by the Nasdaq National Market System.


================================================================================

                                  Page 1 of 15
                        Exhibit Index appears at Page 8

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
- ------------------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's prospectus dated December 6, 1995, relating to 2,250,000 shares of Common Stock filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") on December 7, 1995 (Reg. No. 33-98064), which contains audited financial statements for 1995, the latest fiscal year for which such statements have been filed by the Registrant.

     (b) All other reports of the registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the prospectus referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A (File No. 0-27302) filed on November 29, 1995, including any amendment or report filed hereafter for the purpose of updating such description.

     All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(d), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 4.  Description of Securities.
- -----------------------------------

     Not Applicable.


Item 5.  Interests of Named Experts and Counsel.
- ------------------------------------------------

     The validity of the Common Stock offered hereby will be passed upon for the Registrant by Palmer & Dodge, Boston, Massachusetts. Lynnette C. Fallon, a partner of Palmer & Dodge, is Clerk of the Registrant.


Item 6. Indemnification of Directors and Officers.
- --------------------------------------------------

     Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants the Registrant the power to indemnify any director, officer, employee or agent to whatever extent permitted by the Registrant's Articles of Organization, By-Laws or a vote adopted by the holders of a majority of the shares entitled to vote thereon, unless the proposed indemnitee has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of the corporation or, to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by the Registrant of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under the statute.

     Article VI of the Registrant's By-Laws provides that the Registrant shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he or she may become involved by reason of his or her serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he or she is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his or her own conduct). Such indemnification shall include payment by the Registrant of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under
Article VI, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

     The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

     The Registrant also has in place agreements with certain officers and directors which affirm the Registrant's obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by the Registrant's By-Laws.

     Section 13(b)(1 1/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its articles of organization, eliminate a director's personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders and (iv) transactions from which the director derived an improper personal benefit. Section VI.C.5. of the Registrant's Articles of Organization provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined.


Item 7. Exemption from Registration Claimed.
- --------------------------------------------

     Not Applicable.

Item 8. Exhibits.
- -----------------


  Exhibit Number                                     Description
  --------------     ----------------------------------------------------------
       4.1           Restated Articles of Organization of the Registrant filed
                     as Exhibit 3.2 to the Registrant's Form S-1 filed on October 11, 1995, as amended (Reg. No. 33-98064) and incorporated herein by reference.

       4.2 Restated By-laws of the Registrant. Filed as Exhibit 3.4 to the Registrant's Form S-1 filed on October 11, 1995, as amended (Reg. No. 33-98064) and incorporated herein by reference.

       4.3 Investor Rights Agreement dated December 6, 1993, among the Registrant and certain of its Stockholders. Filed as
                     Exhibit 10.4 to the Registrant's Form S-1, filed on October 11, 1995, as amended (Reg. No. 33-98064) and incorporated herein by reference.

       5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.

      23.1           Consent of Ernst & Young LLP, independent auditors.

      23.2 Consent of Palmer & Dodge LLP (contained in Opinion of Palmer & Dodge LLP, filed as Exhibit 5.1).

      24.1 Power of Attorney (set forth on the signature page to this Registration Statement).

      99.1           Amended and Restated 1993 Stock Option Plan.


Item 9.  Undertakings.
- ---------------------

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
- --------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the

Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, Massachusetts, on this 21st day of May, 1996.

                                  SPACETEC IMC CORPORATION


                                   By:/s/Dennis T. Gain
                                      ----------------------------------
                                      Dennis T. Gain
                                      President, Chief Executive Officer
                                      and Chairman of the Board


                               POWER OF ATTORNEY


     We, the undersigned officers and directors of Spacetec IMC Corporation hereby severally constitute and appoint Dennis T. Gain, Linda S. Linsalata, John
A. Hilton or Lynnette Fallon, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

     Signature                       Title                          Date
     ---------                       -----                          ----


/s/Dennis T. Gain         President, Chief Executive            May 21, 1996
- -----------------         Officer and Chairman of the
Dennis T. Gain            Board of Directors (Principal
                          Executive and Financial Officer)



/s/Linda S. Linsalata     Chief Financial Officer,              May 21, 1996
- ---------------------     Senior Vice President of Finance
Linda S. Linsalata        (Principal Financial and Accounting
                          Officer)



/s/Morton E. Goulder      Director                              May 21, 1996
- --------------------
Morton E. Goulder

     Signature                       Title                          Date
     ---------                       -----                          ----


/s/J. Grant Jagelman      Director                              May 21, 1996
- --------------------
J. Grant Jagelman


/s/Jerry H. Loyd          Director                              May 21, 1996
- ----------------
Jerry H. Loyd

                                 EXHIBIT INDEX
                                 -------------


Exhibit Number                   Description                         Page Number
- --------------  ---------------------------------------------------  -----------
      4.1       Restated Articles of Organization of the Registrant       *
                filed as Exhibit 3.2 to the Registrant's Form S-1 filed on October 11, 1995, as amended (Reg. No.
                33-98064) and incorporated herein by reference.

      4.2       Restated By-laws of the Registrant.  Filed as Exhibit     *
                3.4 to the Registrant's Form S-1 filed on October 11,
                1995, as amended (Reg. No. 33-98064) and incorporated herein by reference.

      4.3       Investor Rights Agreement dated December 6, 1993,         *
                among the Registrant and certain of its Stockholders.
                Filed as Exhibit 10.4 to the Registrant's Form S-1, filed on October 11, 1995, as amended (Reg. No. 33-
                98064) and incorporated herein by reference.

      5.1       Opinion of Palmer & Dodge LLP as to the legality of        9
                the securities registered hereunder.

     23.1       Consent of Ernst & Young LLP, independent auditors.       10

     23.2       Consent of Palmer & Dodge LLP (contained in               --
                Opinion of Palmer & Dodge LLP, filed as Exhibit
                5.1).

     24.1       Power of Attorney (set forth on the signature page to     --
                this Registration Statement).

     99.1       Amended and Restated 1993 Stock Option Plan.              11


- --------------------------
*Incorporated by reference.